NEWS RELEASE

Sound Community Bank to Acquire Tacoma Branch of 1st Security Bank of Washington

Seattle, WA - June 25, 2009 - Sound Community Bank, a subsidiary of Sound Financial Inc. (OTCBB: SNFL), announced today that it is acquiring the Tacoma Office of 1st Security Bank of Washington. In the transaction, Sound Community Bank will purchase the deposits, deposit-related loans and assume the lease at the branch facility located at 2941 South 38th Street, in Tacoma. The transaction is subject to regulatory approval. The acquisition of the new Tacoma Office is expected to close in the third quarter of 2009. Sound Community Bank plans to move the operations of its Lakewood Towne Center branch to this new branch office during the fourth quarter of 2009.

Sound Community Bank President and CEO Laurie Stewart commented, "This is a win-win transaction for both companies. It allows us the opportunity to combine our existing Lakewood office with the existing 1st Security Bank office in South Tacoma. That combination gives Sound Community Bank a much stronger presence in the Tacoma market, while providing 1st Security Bank the opportunity to focus on their core Puget Sound markets."

Sound Community Bank previously announced an acquisition of the deposits, deposit-related loans and branch building of the Port Angeles Office of 1st Security Bank of Washington located at 1405 E. Front Street. The transaction is subject to regulatory approval. The acquisition of the Port Angeles Office is expected to close at the same time as the acquisition of the Tacoma Office in the third quarter of 2009. Sound Community Bank plans to move the operations of the acquired Port Angeles Office to a new branch location that it is building at 110 North Alder Street in Port Angeles.

The total deposits held by 1st Security Bank of Washington at the Port Angeles and Tacoma Offices being acquired by Sound Community Bank total approximately $40 million. At March 31, 2009, Sound Financial, Inc. had total assets of $303.4 million, total deposits of $249.8 million and stockholders' equity of $25.5 million.

Sound Community Bank is a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

NEXT PAGE

1st Security Bank of Washington, based in Mountlake Terrace, provides a full range of banking services to individuals and businesses. It has branches throughout the Puget Sound area. More information can be found at www.fsbwa.com.

Forward-Looking Statements

This report contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Results of operations and business are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

For additional information, please contact:

Sound Community Bank - Media:
Scott Boyer
(206) 448-0884 x-312

Sound Community Bank - Financial:
Matt Deines
(206) 448-0884 x-305

1st Security Bank - Media & Financial:
Joe Adams
(425) 697-8048

END